UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 2, 2007

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

           Cathy E. Minehan has been elected to the Board of Directors of Becton, Dickinson and Company (“BD”), effective November 19, 2007, at which time she will become a member of each of the Audit Committee, the Corporate Affairs Committee, and the Corporate Governance and Nominating Committee of the Board. A copy of the press release issued by BD in connection with Ms. Minehan’s election is attached hereto as Exhibit 99.1.

           Ms. Minehan’s husband is a managing director at Goldman, Sachs & Co. During BD’s last fiscal year, Goldman, Sachs provided investment banking and other services to BD, for which BD paid Goldman Sachs approximately $6.5 million.

           Information regarding the compensation of members of our Board of Directors is included under the caption “Directors’ Compensation” in our proxy statement relating to our 2007 Annual Meeting of Shareholders.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release dated November 2, 2007, which is filed pursuant to Item 5.02

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: November 2, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

99.1	Press release dated November 2, 2007, which is filed pursuant to Item 5.02